Exhibit 99.1

Fortress Reports Third Quarter 2013 Results and Announces Dividend of $0.06 per Share

New York, NY. October 31, 2013 – Fortress Investment Group LLC (NYSE: FIG) (“Fortress” or the “Company”) today reported its third quarter 2013 financial results.

FINANCIAL SUMMARY

•	Fortress declares a cash dividend of $0.06 per dividend paying share for the third quarter of 2013

•	Management Fee Paying Assets Under Management (“AUM”) of $58.0 billion as of September 30, 2013, a 6% increase from the second quarter of 2013 and a 13% increase from the third quarter of 2012

•	GAAP net income of $101 million for the third quarter of 2013, or $0.12 per diluted Class A share; GAAP book value per share of $2.70 as of September 30, 2013

•	Pre-tax distributable earnings (“DE”) of $65 million, or $0.13 per dividend paying share, for the third quarter of 2013, compared to pre-tax DE of $64 million, or $0.12 per dividend paying share, for the third quarter of 2012

•	Net cash and investments of $3.18 per dividend paying share as of September 30, 2013, up from $2.40 per dividend paying share as of December 31, 2012

•	$807 million of gross embedded incentive income across funds as of September 30, 2013, that has not been recognized in DE

•	Total uncalled capital, or “dry powder,” of $7.2 billion as of September 30, 2013, including approximately $5.0 billion available for general investment purposes

BUSINESS HIGHLIGHTS

•	Raised $2.0 billion of capital across alternative investment businesses during the quarter, bringing total third-party alternative capital raised year-to-date through September 30, 2013 to $5.0 billion

•	Recorded $1.9 billion of net client inflows for Logan Circle during the quarter, bringing total net client inflows year-to-date through September 30, 2013 to $3.2 billion

•	Investment performance summary as of quarter end:

•	Third quarter 2013 net returns of 3.8% in the Drawbridge Special Opportunities Fund (“DBSO”) LP, (3.0)% in the Fortress Macro Funds and (1.1)% in the Fortress Asia Macro Funds; year-to-date 2013 net returns of 13.5% in the DBSO LP, 9.8% in the Fortress Macro Funds and 11.7% in the Fortress Asia Macro Funds

•	Private Equity fund valuations increased 10.0% during the quarter and 17.2% year-to-date through September 30, 2013

•	Annualized inception-to-date net IRRs through September 30, 2013 for the Credit Opportunities Fund and Credit Opportunities Fund II of 25.9% and 18.4%, respectively

•	14 of 16 Logan Circle fixed income strategies outperformed respective benchmarks in the quarter and all 16 strategies have outperformed respective benchmarks since inception

“We continue to track towards a terrific full year, driven by strong year-to-date investment performance and broad-based success in attracting new capital,” said Fortress Chief Executive Officer Randy Nardone. “We began the fourth quarter with assets under management at an all-time high of $58 billion, our highest first three quarters of distributable earnings since 2007, and a substantial and growing store of embedded value in our funds and on our balance sheet. We feel very good about our prospects for the full year and for 2014.”

SUMMARY FINANCIAL RESULTS

Fortress’s business model is highly diversified, and management believes that this positions the Company to capitalize on opportunities for investing, capital formation and harvesting profits that can occur at different points in any cycle for our individual businesses. Fortress’s business model generates stable and predictable management fees, which is a function of the majority of Fortress’s alternative AUM residing in long-term investment structures. Fortress’s alternative investment businesses also generate variable incentive income based on performance, and this incentive income can contribute meaningfully to financial results. Balance sheet investments represent a third component of Fortress’s business model, and the Company has built substantial value in these investments, which are made in Fortress funds alongside the funds’ limited partners.

The table below summarizes Fortress’s operating results for the third quarter ended September 30, 2013. The consolidated GAAP statement of operations and balance sheet are presented on pages 12-13 of this press release.

	3Q	2Q	3Q	% Change		YTD	YTD	% Change
	2013	2013	2012	QoQ	YoY	2013	2012	YoY
(in millions, except per share amount)
GAAP
Revenues	$232	$223	$182	4%	27%	$699	$552	27%
Expenses	$184	$250	$221	-26%	-17%	$655	$654	0%
Other Income	$68	$26	$50	162%	36%	$163	$133	23%
Net income (loss)	$101	$(2)	$7	N/M	N/M	$166	$(3)	N/M
Net income (loss) attributable to Class A Shareholders	$42	$(2)	$1	N/M	N/M	$55	$(24)	N/M

Per diluted share	$0.12	$(0.01)	$(0.04)	N/M	N/M	$0.21	$(0.13)	N/M

Weighted average Class A shares outstanding, diluted	502	237	520			500	517

Distributable Earnings
Fund management DE	$53	$144	$63	-63%	-16%	$294	$172	71%
Pre-tax DE	$65	$148	$64	-56%	2%	$313	$171	83%

Per dividend paying share/unit	$0.13	$0.30	$0.12	-56%	9%	$0.64	$0.32	99%

Weighted average dividend paying shares and units outstanding	495	492	537			492	534

Assets Under Management
Private Equity	$14,873	$14,284	$14,718	4%	1%	$14,873	$14,718	1%
Credit	$12,595	$12,468	$11,753	1%	7%	12,595	11,753	7%
Liquid Markets	$6,922	$6,461	$4,378	7%	58%	6,922	4,378	58%
Logan Circle	$23,581	$21,397	$20,626	10%	14%	23,581	20,626	14%

Total Assets Under Management	$57,971	$54,610	$51,475	6%	13%	$57,971	$51,475	13%

CONSOLIDATED GAAP RESULTS

Fortress recorded GAAP net income of $101 million, or $0.12 per diluted Class A share, for the third quarter of 2013, compared to GAAP net income of $7 million, or $0.04 loss per diluted Class A share, for the third quarter of 2012. Our diluted earnings per share for all periods presented includes the income tax effects to net income (loss) attributable to Class A shareholders from the assumed conversion of Fortress Operating Group units and fully vested restricted partnership units to Class A shares.

The year-over-year increase in Fortress’s GAAP net income was primarily driven by higher management fees and incentive income, which resulted in a $50 million increase in GAAP revenues. The increase in management fees was primarily due to higher average management fee paying AUM in the quarter. The increase in incentive income was primarily related to incentive income earned from Credit Hedge Fund redeeming capital accounts, crystallized incentive income recognized from the Liquid Hedge Funds and Private Equity permanent capital vehicles (“Castles”), and incentive income from Private Equity realization activity. Lower compensation and benefits expenses in the quarter also resulted in a $37 million year-over-year decrease in GAAP expenses.

CONSOLIDATED SEGMENT RESULTS (NON-GAAP)

This section provides information about each of Fortress’s businesses: (i) Credit, (ii) Private Equity, (iii) Liquid Hedge Funds, and (iv) Logan Circle.

Fortress uses DE as the primary metric to manage its businesses and gauge the Company’s performance, and it uses DE exclusively to report segment results. All DE figures are presented on a pre-tax basis. Consolidated segment results are non-GAAP information and are not presented as a substitute for Fortress’s GAAP results. Fortress urges you to read “Non-GAAP Information” below.

	As of September 30, 2013
		Private Equity		Liquid Hedge	Credit Funds		Logan Circle
(in millions)	Total	Funds	Castles	Funds	Hedge Funds	PE Funds	Partners
Assets Under Management[1]	$57,971	$11,636	$3,237	$6,922	$5,667	$6,928	$23,581
Dry Powder	$7,224	$1,554	N/A	N/A	N/A	$5,670	N/A
Average Management Fee Rate[2]		1.2%	1.5%	1.8%	2.0%	1.4%	0.2%
Incentive Eligible NAV Above Incentive Income Threshold[3]	$17,609	$737	N/A	$3,831	$4,794	$8,247	N/A
Undistributed Incentive Income: Unrecognized	$807	$5	$90	$6	$94	$612	N/A
Undistributed Incentive Income: Recognized	186	—	—	76	110	—	N/A

Undistributed Incentive Income[4]	$993	$5	$90	$82	$204	$612	N/A

	Three Months Ended September 30, 2013
		Private Equity		Liquid Hedge	Credit Funds		Logan Circle
(in millions)	Total	Funds	Castles	Funds	Hedge Funds	PE Funds	Partners
Third-Party Capital Raised	$2,036	$1,083	$—	$857	$96	$—	$—

Segment Revenues
Management fees	$136	$34	$14	$30	$25	$24	$9
Incentive income	42	1	6	(26)	44	17	—

Total	178	35	20	4	69	41	9
Segment Expenses
Operating expenses	(94)	(11)	(11)	(19)	(16)	(25)	(12)
Profit sharing compensation expenses	(27)	—	(2)	3	(20)	(8)	—

Total	(121)	(11)	(13)	(16)	(36)	(33)	(12)

Principal Performance Payments	(4)	—	(1)	1	(4)	—	—

Fund Management DE	$53	$24	$6	$(11)	$29	$8	$(3)

Pre-tax Distributable Earnings	$65	$24	$6	$(11)	$29	$8	$(3)

[1]	The Assets Under Management presented for the Credit Hedge Funds includes $449 million related to the third-party originated Value Recovery Funds. Fortress earns fees from the Value Recovery Funds based only on collections.
[2]	The Average Management Fee Rate presented for the Credit Hedge Funds excludes the third-party originated Value Recovery Funds. See footnote (1) above.
[3]	The Incentive Eligible NAV Above Incentive Income Threshold presented for Hedge Funds excludes sidepocket investments and for Private Equity Castles excludes $1.2 billion of equity eligible for incentive as of September 30, 2013. The Incentive Eligible NAV Above Incentive Income Threshold presented for Private Equity Funds and Credit Private Equity Funds represents total fund NAV.
[4]	The Undistributed Incentive Income presented includes the impact of sidepocket investments on Hedge Funds. Undistributed Incentive Income for Private Equity Funds, Credit Private Equity Funds and Hedge Fund sidepocket and redeeming capital account (RCA) investments has not been recognized in Distributable Earnings and will be recognized when realized; Undistributed Incentive Income for other Hedge Fund investments was recognized in Distributable Earnings when earned. Undistributed Incentive Income for Private Equity Castles includes incentive income that would have been recorded in Distributable Earnings if Fortress had exercised all of its in-the-money Newcastle, New Residential and Eurocastle options and sold all of the resulting shares at their September 30, 2013 closing price.

Pre-tax DE was $65 million in the third quarter of 2013, up slightly from $64 million in the third quarter of 2012. The year-over-year increase was primarily due to higher management fees and investment income, partially offset by lower incentive income.

Management fees were $136 million in the third quarter of 2013, up from $116 million in the third quarter of 2012, due to higher management fees from the Private Equity Funds, Liquid Hedge Funds, Credit Hedge Funds, Credit Private Equity (“PE”) Funds and Logan Circle, partially offset by lower management fees from the Castles. Notably, approximately 80% of the alternative AUM at quarter end were in funds with long-term investment structures, which provides for a stable, predictable base of management fees.

Incentive income recorded in the third quarter of 2013 totaled $42 million, a decline from $65 million recorded in the third quarter of 2012. The decrease in incentive income was primarily driven by negative Liquid Hedge Fund performance, partially offset by Credit Hedge Fund performance and Credit PE realizations. Additionally, Fortress had $807 million in gross undistributed, unrecognized incentive income based on investment valuations as of September 30, 2013. This includes $717 million from our funds and $90 million from options in our Castles.

The Company’s segment revenues and distributable earnings will fluctuate materially depending upon the performance of its funds and the realization events within its Private Equity businesses, as well as other factors. Accordingly, the revenues and distributable earnings in any particular period should not be expected to be indicative of future results.

ASSETS UNDER MANAGEMENT

As of September 30, 2013, AUM totaled $58.0 billion, up from $54.6 billion as of June 30, 2013. During the third quarter of 2013, Fortress raised $1.0 billion of capital that was directly added to AUM, recorded $1.9 billion of net client inflows for Logan Circle, had $0.9 billion of market-driven valuation gains and had a $0.8 billion increase in invested capital. These increases to AUM were offset by (i) $0.6 billion of capital distributions to investors, (ii) $0.4 billion of payments to Credit Hedge Fund investors from redeeming capital accounts and (iii) $0.2 billion of Hedge Fund redemptions. As of September 30, 2013, the Credit PE Funds and Private Equity Funds had approximately $5.7 billion and $1.6 billion of uncalled capital, respectively, that will become AUM if deployed/called. Uncalled capital or dry powder – capital committed to the funds but not invested and generating management fees –includes $2.3 billion that is only available for follow-on investments, management fees and other fund expenses.

BUSINESS SEGMENT RESULTS

Below is a discussion of third quarter 2013 segment results and business highlights.

Credit:

•	DBSO LP net returns of 3.8% for the third quarter of 2013 and 13.5% year-to-date through September 30, 2013

•	Credit Opportunities Fund, Credit Opportunities Fund II and Japan Opportunity Fund recorded annualized inception-to-date net IRRs of 25.9%, 18.4% and 20.6%, respectively, through September 30, 2013

•	Credit PE Funds distributed $0.4 billion of capital back to limited partners during the quarter, bringing capital distributions year-to-date through September 30, 2013 to $1.8 billion

•	Subsequent to quarter end, Drawbridge Special Opportunities Funds won the “Single Manager Long-Term Performance Overall (5 years)” award at HFMWeek’s US Performance Awards 2013

(See supplemental data on pages 18-19 for more detail on Credit results)

The Credit business, which includes our Credit Hedge Funds and Credit PE Funds, generated pre-tax DE of $37 million in the third quarter of 2013, up from $29 million in the third quarter of 2012. The year-over-year improvement in DE was primarily driven by $44 million of Credit Hedge Fund incentive income recorded in the quarter, up from $36 million recorded in the third quarter of 2012.

The Credit Hedge Funds raised $96 million of third-party commitments in the quarter, and $338 million in the first nine months of 2013. For the nine month period through September 30, 2013, the Credit Hedge Funds generated $141 million of incentive income, a 53% increase to the comparable period in 2012. At quarter end, the Credit Hedge Funds had $4.8 billion of incentive eligible NAV above performance thresholds and eligible to generate additional incentive income.

Realization activity in our Credit PE Funds contributed to an additional $17 million of incentive income in the quarter, bringing total Credit PE incentive income year-to-date through September 30, 2013 to $102 million. Gross unrecognized Credit PE incentive income totaled $612 million as of September 30, 2013, up 20% from $509 million as of December 31, 2012. At quarter end, the Credit PE Funds had $8.2 billion of incentive-eligible NAV above performance thresholds as all of our flagship Credit PE Opportunities and Japan Real Estate Funds are valued above their preferred thresholds and eligible to generate incentive income.

During the quarter, the Credit PE Funds deployed $0.6 billion of dry powder for investments and distributed $0.4 billion of capital back to limited partners. In the first nine months of 2013, Credit PE Funds deployed nearly $1.2 billion of capital and returned nearly $1.8 billion back to limited partners. The Credit PE Funds had $5.7 billion of dry powder at quarter end, of which $2.2 billion is only available for follow-on investments, management fees and other fund expenses.

“We are pleased with the consistency and strength of investment performance we’ve delivered for our investors,” said Pete Briger, Fortress co-Chairman and Credit co-CIO. “We see additional upside in existing investments across our funds, and expect to realize significant gains in the coming year on our investors’ behalf. Looking at the landscape for new investments, we still see pricing that broadly fails to reflect actual risk, and our transactions have continued to be idiosyncratic and privately sourced. We will remain patient and opportunistic in putting capital to work, and we are pleased to have ample capital to deploy when pricing realigns with actual risk and large-scale potential opportunities become actionable.”

Private Equity:

•	Fund portfolio investment valuations increased 10.0% in the third quarter of 2013 and 17.2% year-to-date through September 30, 2013

•	Held first and final close for Fortress MSR Opportunities Fund II at its cap of $1.1 billion

•	Newcastle Investment Corp. announced plans to spin off of all of its media assets into a new publicly traded company, New Media Investment Group

•	Subsequent to quarter end, completed IPO of Springleaf Holdings, Inc. (NYSE: LEAF)

(See supplemental data on page 17 for more detail on Private Equity results)

The Private Equity business, which includes Private Equity Funds and Castles, had pre-tax DE of $30 million in the third quarter of 2013, up from $28 million in the third quarter of 2012. The increase in DE was primarily due to higher incentive income, partially offset by slightly higher operating expenses. The Castles recorded $6 million of incentive income during the quarter, primarily attributable to New Residential Investment Corp. (NYSE: NRZ), a publicly traded residential-focused mortgage REIT that was spun out of Newcastle Investment Corp. (“Newcastle”) (NYSE: NCT) in May 2013.

Private Equity Fund valuations appreciated 10.0% in the quarter and 17.2% year-to-date through September 30, 2013. Valuation appreciation in the quarter was primarily driven by Nationstar Mortgage Holdings Inc. (NYSE: NSM) and certain of our private portfolio company investments held within Fund IV and Fund V. NAV appreciation also contributed to a significant reduction in the gain needed to cross incentive income thresholds for our legacy PE buyout funds.

The Private Equity business raised $1.1 billion of capital in the quarter, bringing total capital raised year-to-date through September 30, 2013 to over $2.4 billion. Fundraising activity in the quarter was comprised of the first and final close for Fortress MSR Opportunities Fund II (“MSR Fund II”) at its cap of $1.1 billion.

During the quarter, Newcastle announced plans to spin off all of its media assets and form a new publicly traded company, New Media Investment Group (“New Media”). Newcastle’s media assets include 100% ownership of Dow Jones Local Media Group (“Local Media Group”) and an interest in GateHouse Media, Inc. (“GateHouse”). New Media will primarily focus on investing in a diversified portfolio of local media assets and growing its online advertising and digital marketing businesses. The spin off has been approved by Newcastle’s Board of Directors and is expected to be completed with the distribution of shares of common stock of New Media in 2014.

Subsequent to quarter end, Springleaf Holdings, Inc. (“Springleaf”) completed its IPO, raising $251 million of gross proceeds. Fund V acquired an 80% interest in Springleaf, a leading consumer finance company based in Evansville, Indiana, from AIG in November 2010. At Springleaf’s IPO price of $17.00 per share, Fortress’s 73.4 million common shares were valued at $1.25 billion, representing a 10x multiple of invested capital.

“We had an exceptional third quarter, with continued strong gains in investment valuations, operating strength across our major portfolio companies, and great traction and robust opportunities for our new investment vehicles,” said Wes Edens, Fortress co-Chairman and Private Equity CIO. “Our financial services investments continue to be standouts, with Nationstar’s share price up 50% in the quarter, and Springleaf completing an IPO and now valued at a 12 times multiple on our investment. We see further upside for these and other investments in our main funds, and expect to build on the roughly $6 billion in value created since 2012. We also continue to expand and diversify our permanent equity vehicles and sector-focused funds, with the announced spin off of New Media from Newcastle, and the successful close of our second MSR fund at its cap of $1.1 billion. We are excited about the potential we see for our strategies to deliver strong returns for limited partners and significant value for shareholders in the years ahead.”

Liquid Hedge Funds:

•	Fortress Macro Fund had a net return of (3.0)% for the third quarter of 2013 and 10.0% year-to-date through October 25, 2013

•	Fortress Asia Macro Fund had a net return of (1.1)% for the third quarter of 2013 and 12.7% year-to-date through October 25, 2013

•	Raised approximately $0.9 billion of capital during the quarter and $2.3 billion year-to-date through September 30, 2013

•	Subsequent to quarter end, Fortress Macro Fund won the “Macro Fund – Over $1 Billion Under Management” award at HFMWeek’s US Performance Awards 2013

(See supplemental data on page 20 for more detail on Liquid Hedge Funds results)

The Liquid Hedge Funds recorded a pre-tax DE loss of $11 million in the third quarter of 2013, compared to pre-tax DE of $8 million in the third quarter of 2012. The year-over-year decline in DE is primarily attributable to negative hedge fund performance in the quarter which resulted in a $26 million reversal of accrued incentive income recorded in the first half of 2013. For the first nine months of 2013, Liquid Hedge Fund incentive income totaled $98 million, compared to $21 million for the comparable period in 2012.

Net returns for the third quarter of 2013 for the Fortress Macro Funds, Fortress Asia Macro Funds, Fortress Partners Funds and Fortress Convex Asia Funds were (3.0)%, (1.1)%, 4.0% and (2.1)%, respectively. Net returns year-to-date through October 25, 2013 for the Fortress Macro Funds, Fortress Asia Macro Funds and Fortress Convex Asia Funds were 10.0%, 12.7% and (2.3)%, respectively.

Over $3.8 billion of Liquid Hedge Fund capital was above respective high water marks at the end of the quarter, a $0.9 billion decrease from the previous quarter but a $1.4 billion increase from the third quarter of 2012. Notably, an additional $1.2 billion of Liquid Hedge Fund NAV was within 1% of respective high water marks as of quarter end.

Liquid Hedge Funds ended the quarter with $6.9 billion of AUM, up 7% from the previous quarter, primarily due to $857 million of capital raised, partially offset by $212 million of redemptions. As of September 30, 2013, there were $389 million Liquid Hedge Fund redemption notices outstanding, of which $110 million will be paid primarily within one quarter and $279 million will be paid in the first quarter of 2014 and thereafter.

Subsequent to quarter end, the Liquid Hedge Funds raised $125 million of additional capital, which will be added to AUM in the fourth quarter of 2013.

“We gave back some returns in the third quarter, which is never acceptable to a team focused on delivering strong and consistent absolute returns, but year-to-date returns in Macro and Asia Macro remain very solid on an absolute basis and relative to our major peers,” said Mike Novogratz, Fortress Principal and co-CIO of Macro Funds. “Our 2013 investment performance through September translates into substantial value for Fortress shareholders, with incentive income of nearly $100 million, up nearly five times over last year. Capital formation has been exceptional, and assets under management have hit a four-year high. With a good start to October and a macro environment that aligns well with our tactical trading focus, we are optimistic that we will be able to deliver exceptional value for our investors and shareholders.”

Logan Circle:

•	14 of 16 Logan Circle fixed income investment strategies outperformed their respective benchmarks in the third quarter, and all 16 strategies outperformed respective benchmarks since inception

•	Traditional asset management AUM totaled $23.6 billion as of quarter end, an increase of 14% from the third quarter of 2012

•	Net client inflows totaled $1.9 billion in the third quarter of 2013, bringing total net client inflows year-to-date through September 30, 2013 to $3.2 billion

(See supplemental data on page 21 for more detail on Logan Circle results)

Logan Circle, our traditional asset management business, recorded a pre-tax DE loss of $3 million in the third quarter of 2013, compared to a pre-tax DE loss of $2 million in the third quarter of 2012. The year-over-year change was primarily due to an increase in operating expenses related to the launch of the new growth equities business, partially offset by increased management fees.

Logan Circle ended the quarter with $23.6 billion in AUM, a 14% increase compared to the previous year and a 10% increase compared to the second quarter of 2013. The quarter-over-quarter increase in AUM was primarily due to net client inflows of $1.9 billion and market-driven valuation gains of $0.2 billion. Logan Circle has recorded $3.2 billion of net client inflows year-to-date through September 30, 2013 and over $9.4 billion of net client inflows since Fortress’s acquisition in 2010.

Strong client inflows in the quarter were primarily a result of Logan Circle’s investment performance, as 14 of 16 fixed income strategies outperformed their respective benchmarks in the three month period ending September 30, 2013. Since inception, all 16 of Logan Circle’s fixed income strategies have outperformed their respective benchmarks and as of September 30, 2013, eight are ranked in the top quartile of performance for their competitor universe.

“We are pleased that strong performance in the third quarter continued to build on the successful track record that is driving rapid growth at Logan Circle,” said Jude Driscoll, CEO and CIO of Logan Circle. “All 16 of our core fixed income composites have outperformed their respective benchmarks since inception, which has helped to deepen relationships with current investors and to broaden our investor base. Net inflows of $1.9 billion in the third quarter contributed to our recording an all-time high AUM of $23.6 billion. With a consistent record of outperformance, our new growth equities team in place, and a highly scalable platform, we have great confidence that Logan Circle will become a meaningful contributor to Fortress’s financial performance in the coming years.”

Principal Investments:

The Principal Investments segment, which is comprised of Fortress’s investments in its own funds, generated pre-tax DE of $12 million in the third quarter of 2013, compared to $1 million in the third quarter of 2012. This year-over-year improvement is largely related to GAGFAH’s secondary offering in July 2013, where Fortress sold 862,383 shares of GAGFAH that were held on its balance sheet. The share sale resulted in realized investment gains of $6 million that were recognized in DE during the third quarter.

As of September 30, 2013, Principal Investments had segment assets (excluding cash and cash equivalents) totaling $1.4 billion, including $1.3 billion of investments in Fortress funds and $100 million of investments in options. As of September 30, 2013, Fortress had a total of $173 million of outstanding commitments to its funds.

In addition, as of September 30, 2013, the NAV of Fortress’s Principal Investments exceeded its segment cost basis by $603 million, representing net unrealized gains that have not yet been recognized for segment reporting purposes.

LIQUIDITY & CAPITAL

As of September 30, 2013, Fortress had cash and cash equivalents of $311 million and no outstanding debt obligations. During the quarter, Fortress repaid the remaining $89 million promissory note balance due to a former Principal related to the exchange of his equity interests in Fortress in December 2012.

DIVIDEND

Fortress’s Board of Directors declared a third quarter 2013 cash dividend of $0.06 per dividend paying share. The dividend is payable on November 15, 2013 to Class A shareholders of record as of the close of business on November 12, 2013.

The declaration and payment of any dividends are at the sole discretion of the Board of Directors, which may decide to change its dividend policy at any time. Please see below for information on the U.S. federal income tax implications of the dividend.

NON-GAAP INFORMATION

DE is a primary metric used by management to measure Fortress’s operating performance. Consistent with GAAP, DE is the sole measure that management uses to manage, and thus report on, Fortress’s segments, namely: Private Equity, Castles, Credit Hedge Funds, Credit Private Equity Funds, Liquid Hedge Funds, Logan Circle and Principal Investments. DE differs from GAAP net income in a number of material ways. For a detailed description of the calculation of pre-tax DE and fund management DE, see Exhibit 3 to this release and note 11 to the financial statements included in the Company’s most recent annual report on Form 10-K, or note 10 to the financial statements included in the Company’s most recent quarterly report on Form 10-Q.

Fortress aggregates its segment results to report consolidated segment results, as shown in the table under “Summary Financial Results” and in the “Total” column of the table under “Consolidated Segment Results (Non-GAAP).” The consolidated segment results are non-GAAP financial information. Management believes that consolidated segment results provide a meaningful basis for comparison among present and future periods. However, consolidated segment results should not be considered a substitute for Fortress’s consolidated GAAP results. The exhibits to this release contain reconciliations of the components of Fortress’s consolidated segment results to the comparable GAAP measures, and Fortress urges you to review these exhibits.

Fortress also uses weighted average dividend paying shares and units outstanding (used to calculate pre-tax DE per dividend paying share) and net cash and investments. The exhibits to this release contain reconciliations of these measures to the comparable GAAP measures, and Fortress urges you to review these exhibits.

CONFERENCE CALL

Management will host a conference call today, Thursday, October 31, 2013 at 10:00 A.M. Eastern Time. A copy of the earnings release is posted to the Investor Relations section of Fortress’s website, www.fortress.com.

All interested parties are welcome to participate on the live call. The conference call may be accessed by dialing 1-888-243-2046 (from within the U.S.) or 1-706-679-1533 (from outside of the U.S.) ten minutes prior to the scheduled start of the call; please reference “Fortress Third Quarter Earnings Call.”

A simultaneous webcast of the conference call will be available to the public on a listen-only basis at www.fortress.com. Please allow extra time prior to the call to visit the site and download the necessary software required to listen to the internet broadcast.

A telephonic replay of the conference call will also be available until 11:59 P.M. Eastern Time on Thursday, November 7, 2013 by dialing 1-855-859-2056 (from within the U.S.) or 1-404-537-3406 (from outside of the U.S.); please reference access code “86878952.”

INVESTOR & MEDIA RELATIONS CONTACT

Gordon E. Runté

Fortress Investment Group

+1-212-798-6082

grunte@fortress.com

ABOUT FORTRESS

Fortress Investment Group LLC (NYSE: FIG) is a leading, highly diversified global investment management firm with $58.0 billion in assets under management as of September 30, 2013. Fortress applies its deep experience and specialized expertise across a range of investment strategies - private equity, credit, liquid hedge funds and traditional asset management - on behalf of over 1,500 institutional clients and private investors worldwide. For more information regarding Fortress Investment Group LLC or to be added to its e-mail distribution list, please visit www.fortress.com.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding Fortress’s sources of management fees, incentive income and investment income (loss), estimated fund performance and the amount and source of expected capital commitments. These statements are not historical facts, but instead represent only the Company’s beliefs regarding future events, many of which, by their nature, are inherently uncertain and outside of the Company’s control. It is possible that the sources and amounts of management fees, incentive income and investment income, the amount and source of expected capital commitments for any new fund or redemption amounts may differ, possibly materially, from these forward-looking statements, and any such differences could cause the Company’s actual results to differ materially from the results expressed or implied by these forward-looking statements. For a discussion of some of the risks and important factors that could affect such forward-looking statements, see the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Quarterly Report on Form 10-Q, which is, or will be, available on the Company’s website (www.fortress.com). In addition, new risks and uncertainties emerge from time to time, and it is not possible for the Company to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements. Accordingly, you should not place undue reliance on any forward-looking statements contained in this press release. The Company can give no assurance that the expectations of any forward-looking statement will be obtained. Such forward-looking statements speak only as of the date of this press release. The Company expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any statement is based.

U.S. FEDERAL INCOME TAX IMPLICATIONS OF DIVIDEND

This announcement is intended to be a qualified notice as provided in the Internal Revenue Code (the “Code”) and the Regulations thereunder. For U.S. federal income tax purposes, the dividend declared in October, 2013 will be treated as a partnership distribution. Based on the best information currently available, the per share distribution components are as follows:

U.S. Long Term Capital Gain (1)	$0.0150
U.S. Portfolio Interest Income (2)	$0.0350
U.S. Dividend Income (3)	$0.0036
Other Income (4)	$0.0064

Distribution Per Share	$0.0600

(1)	U.S. Long Term Capital Gain realized on the sale of a United States Real Property Holding Corporation. As a result, the gain from the sale will be treated as income that is effectively connected with a U.S. trade or business.
(2)	Eligible for the U.S portfolio interest exemption for any holder not considered a 10-Percent shareholder under §871(h)(3)(B) of the Code.
(3)	This income is subject to withholding under §1441 of the Code.
(4)	This income is not subject to withholding under §1441 or §1446 of the Code.

Fortress Investment Group LLC

Consolidated Statements of Operations (Unaudited)

(dollars in thousands, except share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Revenues
Management fees: affiliates	$121,593	$112,806	$388,957	$336,935
Management fees: non-affiliates	15,361	10,762	45,531	32,534
Incentive income: affiliates	40,934	5,976	103,176	38,994
Incentive income: non-affiliates	1,907	788	4,770	1,564
Expense reimbursements: affiliates	49,301	49,214	149,308	136,615
Expense reimbursements: non-affiliates	1,904	977	4,752	2,864
Other revenues	1,019	1,000	2,954	2,723

	232,019	181,523	699,448	552,229

Expenses
Interest expense	778	3,375	4,856	11,877
Compensation and benefits	146,457	181,421	539,591	537,267
General, administrative and other	33,315	31,004	99,970	93,365
Depreciation and amortization	3,501	4,982	10,094	11,718

	184,051	220,782	654,511	654,227

Other Income (Loss)
Gains (losses)	7,503	(2,228)	45,578	29,542
Tax receivable agreement liability adjustment	—	—	(7,739)	(6,935)
Earnings (losses) from equity method investees	60,508	52,034	125,515	110,417

	68,011	49,806	163,354	133,024

Income (Loss) Before Income Taxes	115,979	10,547	208,291	31,026
Income tax benefit (expense)	(14,794)	(3,881)	(42,236)	(34,251)

Net Income (Loss)	$101,185	$6,666	$166,055	$(3,225)

Principals’ and Others’ Interests in Income (Loss) of Consolidated Subsidiaries	$58,804	$5,958	$111,421	$20,698

Net Income (Loss) Attributable to Class A Shareholders	$42,381	$708	$54,634	$(23,923)

Dividends Declared Per Class A Share	$0.06	$0.05	$0.18	$0.15

Earnings (Loss) Per Class A Share
Net income (loss) per Class A share, basic	$0.17	$0.00	$0.23	$(0.12)

Net income (loss) per Class A share, diluted	$0.12	$(0.04)	$0.21	$(0.13)

Weighted average number of Class A shares outstanding, basic	239,404,587	220,641,776	234,750,585	212,297,285

Weighted average number of Class A shares outstanding, diluted	502,091,166	520,039,541	499,562,470	517,431,334

Fortress Investment Group LLC

Consolidated Balance Sheets

(dollars in thousands)

	September 30, 2013 (Unaudited)	December 31, 2012
Assets
Cash and cash equivalents	$311,114	$104,242
Due from affiliates	165,801	280,557
Investments	1,263,392	1,211,684
Investments in options	100,123	38,077
Deferred tax asset	370,944	402,135
Other assets	146,259	124,798

	$2,357,633	$2,161,493

Liabilities and Equity

Liabilities
Accrued compensation and benefits	$305,361	$146,911
Due to affiliates	343,495	357,407
Deferred incentive income	287,182	231,846
Debt obligations payable	—	149,453
Other liabilities	99,850	59,226

	1,035,888	944,843

Commitments and Contingencies

Equity
Class A shares, no par value, 1,000,000,000 shares authorized, 239,568,798 and 218,286,342 shares issued and outstanding at September 30, 2013 and December 31, 2012, respectively	—	—
Class B shares, no par value, 750,000,000 shares authorized, 249,534,372 and 249,534,372 shares issued and outstanding at September 30, 2013 and December 31, 2012, respectively	—	—
Paid-in capital	2,121,595	2,119,102
Retained earnings (accumulated deficit)	(1,431,944)	(1,486,578)
Treasury Shares (2,082,684 Class A shares held by subsidiary at December 31, 2012)	—	(3,419)
Accumulated other comprehensive income (loss)	(1,928)	(2,634)

Total Fortress shareholders’ equity	687,723	626,471
Principals’ and others’ interests in equity of consolidated subsidiaries	634,022	590,179

Total Equity	1,321,745	1,216,650

	$2,357,633	$2,161,493

Fortress Investment Group LLC

Exhibit 1-a

Supplemental Data for the Three Months Ended September 30, 2013 and 2012

	Three Months Ended September 30, 2013
		Private Equity		Liquid Hedge Funds	Credit Funds			Principal Investments
(in millions)	Total	Funds	Castles		Hedge Funds	PE Funds	Logan Circle
Assets Under Management AUM - July 1, 2013	$54,610	$11,068	$3,216	$6,461	$5,760	$6,708	$21,397	$—
Capital raised	953	—	—	857	96	—	—	—
Equity raised (Permanent capital vehicles)	—	—	—	—	—	—	—	—
Increase in invested capital	848	219	—	3	—	626	—	—
Redemptions	(247)	—	—	(212)	(35)	—	—	—
SPV distribution	—	—	—	—	—	—	—	—
RCA distributions[5]	(403)	—	—	—	(403)	—	—	—
Return of capital distributions	(607)	(152)	—	(47)	—	(408)	—	—
Adjustment for reset date	(6)	—	—	—	—	(6)	—	—
Crystallized Incentive Income	(26)	—	—	(14)	(12)	—	—	—
Equity buyback	—	—	—	—	—	—	—	—
Net Client Flows	1,938	—	—	—	—	—	1,938	—
Income (loss) and foreign exchange	911	501	21	(126)	261	8	246	—

AUM - Ending Balance	$57,971	$11,636	$3,237	$6,922	$5,667	$6,928	$23,581	$—

Third-Party Capital Raised	$2,036	$1,083	$—	$857	$96	$—	$—	$—

Segment Revenues
Management fees	$136	$34	$14	$30	$25	$24	$9	$—
Incentive income	42	1	6	(26)	44	17	—	—

Total	178	35	20	4	69	41	9	—

Segment Expenses
Operating expenses	(94)	(11)	(11)	(19)	(16)	(25)	(12)	—
Profit sharing compensation expenses	(27)	—	(2)	3	(20)	(8)	—	—

Total	(121)	(11)	(13)	(16)	(36)	(33)	(12)	—

Fund Management DE (before Principal Performance Payments)	57	24	7	(12)	33	8	(3)	—

Principal Performance Payments	(4)	—	(1)	1	(4)	—	—	—

Fund Management DE	53	24	6	(11)	29	8	(3)	—

Investment Income	13							13
Interest Expense	(1)							(1)

Pre-tax Distributable Earnings	$65	$24	$6	$(11)	$29	$8	$(3)	$12

Pre-tax Distributable Earnings per Dividend Paying Share	$0.13

	Three Months Ended September 30, 2012
		Private Equity		Liquid Hedge Funds	Credit Funds		Logan Circle	Principal Investments
(in millions)	Total	Funds	Castles		Hedge Funds	PE Funds
Assets Under Management AUM - July 1, 2012	$47,788	$10,436	$3,390	$4,398	$5,859	$5,593	$18,112	$—
Capital raised	395	—	—	167	100	128	—	—
Equity raised (Permanent capital vehicles)	177	—	177	—	—	—	—	—
Increase in invested capital	754	31	—	—	—	723	—	—
Redemptions	(343)	—	—	(343)	—	—	—	—
SPV distribution	—	—	—	—	—	—	—	—
RCA distributions[5]	(386)	—	—	—	(386)	—	—	—
Return of capital distributions	(725)	(122)	—	(36)	(155)	(412)	—	—
Adjustment for reset date	(8)	—	—	—	—	(8)	—	—
Crystallized Incentive Income	(2)	—	—	(1)	(1)	—	—	—
Equity buyback	—	—	—	—	—	—	—	—
Net Client Flows	1,980	—	—	—	—	—	1,980	—
Income (loss) and foreign exchange	1,845	768	38	193	246	66	534	—

AUM - Ending Balance	$51,475	$11,113	$3,605	$4,378	$5,663	$6,090	$20,626	$—

Third-Party Capital Raised	$1,183	$591	$177	$167	$100	$148	$—	$—

Segment Revenues
Management fees	$116	$30	$15	$19	$24	$21	$7	$—
Incentive income	65	1	—	11	36	17	—	—

Total	181	31	15	30	60	38	7	—

Segment Expenses
Operating expenses	(82)	(9)	(8)	(17)	(15)	(24)	(9)	—
Profit sharing compensation expenses	(31)	—	—	(4)	(19)	(8)	—	—

Total	(113)	(9)	(8)	(21)	(34)	(32)	(9)	—

Fund Management DE (before Principal Performance Payments)	68	22	7	9	26	6	(2)	—

Principal Performance Payments	(5)	—	(1)	(1)	(3)	—	—	—

Fund Management DE	63	22	6	8	23	6	(2)	—

Investment Income	4							4
Interest Expense	(3)							(3)

Pre-tax Distributable Earnings	$64	$22	$6	$8	$23	$6	$(2)	$1

Pre-tax Distributable Earnings per Dividend Paying Share	$0.12

[5]	Represents distributions from (i) assets held by redeeming capital accounts in the Drawbridge Special Opportunities Funds, and (ii) the Value Recovery Funds.

Fortress Investment Group LLC

Exhibit 1-b

Supplemental Data for the Nine Months Ended September 30, 2013 and 2012

	Nine Months Ended September 30, 2013
		Private Equity		Liquid Hedge	Credit Funds		Logan	Principal
(in millions)	Total	Funds	Castles	Funds	Hedge Funds	PE Funds	Circle	Investments
Assets Under Management AUM - January 1, 2013	$53,430	$10,611	$3,660	$5,060	$5,665	$7,749	$20,685	$—
Capital raised	2,588	—	—	2,250	338	—	—	—
Equity raised	1,097	—	1,097	—	—	—	—	—
Increase in invested capital	1,704	526	—	3	—	1,175	—	—
Redemptions	(813)	—	—	(730)	(83)	—	—	—
SPV distributions	—	—	—	—	—	—	—	—
RCA distributions[6]	(824)	—	—	—	(824)	—	—	—
Return of capital distributions	(2,334)	(448)	—	(87)	(8)	(1,791)	—	—
Adjustment for reset date	(1,498)	—	(1,492)	—	—	(6)	—	—
Crystallized incentive income	(235)	—	—	(83)	(152)	—	—	—
Equity buyback	—	—	—	—	—	—	—	—
Net Client Flows	3,215	—	—	—	—	—	3,215	—
Income (loss) and foreign exchange	1,641	947	(28)	509	731	(199)	(319)	—

AUM - Ending Balance	57,971	11,636	3,237	6,922	5,667	6,928	23,581	—
Third-Party Capital Raised	$4,989	$1,304	$1,097	$2,250	$338	$—	$—	$—

Segment Revenues
Management fee	$397	$101	$45	$79	$75	$71	$26	$—
Incentive income	357	9	7	98	141	102	—	—

Total	754	110	52	177	216	173	26	—
Segment Expenses
Operating expenses	$(275)	$(36)	$(28)	$(55)	$(48)	(75)	$(33)	$—
Profit sharing compensation expenses	(161)	(3)	(2)	(36)	(67)	(53)	—	—

Total	(436)	(39)	(30)	(91)	(115)	(128)	(33)	—

Fund Management DE (before Principal Performance Payments)	318	71	22	86	101	45	(7)	—

Principal Performance Payments	(24)	—	(1)	(8)	(14)	(1)	—	—

Fund Management DE	294	71	21	78	87	44	(7)	—

Investment Income	24							24
Interest Expense	(5)							(5)

Pre-tax Distributable Earnings	$313	$71	$21	$78	$87	$44	$(7)	$19

Pre-tax Distributable Earnings per Dividend Paying Share	$0.64

	Nine Months Ended September 30, 2012
		Private Equity		Liquid Hedge	Credit Funds		Logan	Principal
(in millions)	Total	Funds	Castles	Funds	Hedge Funds	PE Funds	Circle	Investments
Assets Under Management AUM - January 1, 2012	$43,713	$9,285	$3,181	$5,515	$5,976	$6,232	$13,524	$—
Capital raised	890	—	—	447	216	227	—	—
Equity raised	444	—	444	—	—	—	—	—
Increase in invested capital	1,582	98	—	—	20	1,464	—	—
Redemptions	(1,976)	—	—	(1,965)	(11)	—	—	—
SPV distributions	—	—	—	—	—	—	—	—
RCA distributions[6]	(902)	—	—	—	(902)	—	—	—
Return of capital distributions	(1,975)	(142)	—	(36)	(233)	(1,564)	—	—
Adjustment for reset date	(331)	—	—	—	—	(331)	—	—
Crystallized incentive income	(73)	—	—	(2)	(71)	—	—	—
Equity buyback	—	—	—	—	—	—	—	—
Net Client Flows	5,935	—	—	—	—	—	5,935	—
Income (loss) and foreign exchange	4,168	1,872	(20)	419	668	62	1,167	—

AUM - Ending Balance	51,475	11,113	3,605	4,378	5,663	6,090	20,626	—
Third-Party Capital Raised	$5,198	$620	$444	$447	$216	$3,471	$—	$—

Segment Revenues
Management fee	$348	$89	$42	$58	$76	$64	$19	$—
Incentive income	164	9	—	21	92	42	—	—

Total	512	98	42	79	168	106	19	—
Segment Expenses
Operating expenses	$(245)	$(30)	$(22)	$(51)	$(47)	$(69)	$(26)	$—
Profit sharing compensation expenses	(83)	(3)	—	(11)	(45)	(24)	—	—

Total	(328)	(33)	(22)	(62)	(92)	(93)	(26)	—

Fund Management DE (before Principal Performance Payments)	184	65	20	17	76	13	(7)	—

Principal Performance Payments	(12)	—	(1)	(2)	(9)	—	—	—

Fund Management DE	172	65	19	15	67	13	(7)	—

Investment Income	10							10
Interest Expense	(11)							(11)

Pre-tax Distributable Earnings	$171	$65	$19	$15	$67	$13	$(7)	$(1)

Pre-tax Distributable Earnings per Dividend Paying Share	$0.32

[6]	Represents distributions from (i) assets held by redeeming capital accounts in the Drawbridge Special Opportunities Funds, and (ii) the Value Recovery Funds.

Fortress Investment Group LLC

Exhibit 2-a

Assets Under Management and Fund Management DE

(dollars in millions)

	Three Months Ended					Three Months Ended
Fortress	March 31, 2012	June 30, 2012	September 30, 2012	December 31, 2012	Full Year 2012	March 31, 2013	June 30, 2013	September 30, 2013
Assets Under Management
Private Equity & Castles	$13,239	$13,826	$14,718	$14,271	$14,271	$15,495	$14,284	$14,873
Liquid Hedge Funds	4,840	4,398	4,378	5,060	5,060	5,490	6,461	6,922
Credit Hedge Funds	6,011	5,859	5,663	5,665	5,665	5,620	5,760	5,667
Credit Private Equity Funds	6,258	5,593	6,090	7,749	7,749	7,041	6,708	6,928
Logan Circle	16,084	18,112	20,626	20,685	20,685	21,937	21,397	23,581

AUM - Ending Balance	$46,432	$47,788	$51,475	$53,430	$53,430	$55,583	$54,610	$57,971

Third-Party Capital Raised	$2,914	$1,103	$1,183	$1,485	$6,685	$1,727	$1,226	$2,036

Segment Revenues
Management fees	$118	$114	$116	$131	$479	$132	$129	$136
Incentive income	52	47	65	114	278	116	199	42

Total	170	161	181	245	757	248	328	178

Segment Expenses
Operating expenses	(82)	(81)	(82)	(91)	(336)	(90)	(91)	(94)
Profit sharing compensation expenses	(28)	(24)	(31)	(42)	(125)	(54)	(80)	(27)
Unallocated expenses	—	—	—	1	1	—	—	—

Total	(110)	(105)	(113)	(132)	(460)	(144)	(171)	(121)

Fund Management DE (before Principal Performance Payments)	60	56	68	113	297	104	157	57

Principal Performance Payments	(4)	(3)	(5)	(8)	(20)	(7)	(13)	(4)

Fund Management DE	$56	$53	$63	$105	$277	$97	$144	$53

Fortress Investment Group LLC

Exhibit 2-b

Assets Under Management and Fund Management DE

(dollars in millions)

	Three Months Ended					Three Months Ended
	March 31, 2012	June 30, 2012	September 30, 2012	December 31, 2012	Full Year 2012	March 31, 2013	June 30, 2013	September 30, 2013
Private Equity Funds & Castles

Assets Under Management
Private Equity Funds	$10,029	$10,436	$11,113	$10,611	$10,611	$11,126	$11,068	$11,636
Castles	3,210	3,390	3,605	3,660	3,660	4,369	3,216	3,237

AUM - Ending Balance	$13,239	$13,826	$14,718	$14,271	$14,271	$15,495	$14,284	$14,873

Third-Party Capital Raised	$29	$267	$768	$77	$1,141	$985	$333	$1,083

Segment Revenues
Management fees	$44	$42	$45	$45	$176	$51	$47	$48
Incentive income	5	3	1	2	11	3	6	7

Total	49	45	46	47	187	54	53	55

Segment Expenses
Operating expenses	(18)	(17)	(17)	(15)	(67)	(21)	(21)	(22)
Profit sharing compensation expenses	(2)	(1)	—	(1)	(4)	(1)	(2)	(2)

Total	(20)	(18)	(17)	(16)	(71)	(22)	(23)	(24)

Fund Management DE (before Principal Performance Payments)	29	27	29	31	116	32	30	31

Principal Performance Payments	—	—	(1)	—	(1)	—	—	(1)

Fund Management DE	$29	$27	$28	$31	$115	$32	$30	$30

Fortress Investment Group LLC

Exhibit 2-c

Assets Under Management and Fund Management DE

(dollars in millions)

	Three Months Ended					Three Months Ended
Credit Hedge Funds	March 31, 2012	June 30, 2012	September 30, 2012	December 31, 2012	Full Year 2012	March 31, 2013	June 30, 2013	September 30, 2013

Assets Under Management
Drawbridge Special Opportunities Funds[7]	$5,209	$5,168	$5,152	$5,169	$5,169	$5,152	$5,302	$5,218
Value Recovery Funds[8]	802	691	511	496	496	468	458	449

AUM - Ending Balance	$6,011	$5,859	$5,663	$5,665	$5,665	$5,620	$5,760	$5,667

Third-Party Capital Raised	$67	$49	$100	$31	$247	$75	$167	$96

Segment Revenues
Management fees	$26	$26	$24	$25	$101	$25	$25	$25
Incentive income	30	26	36	38	130	33	64	44

Total	56	52	60	63	231	58	89	69

Segment Expenses
Operating expenses	(16)	(16)	(15)	(16)	(63)	(15)	(17)	(16)
Profit sharing compensation expenses	(14)	(12)	(19)	(18)	(63)	(18)	(29)	(20)

Total	(30)	(28)	(34)	(34)	(126)	(33)	(46)	(36)

Fund Management DE (before Principal Performance Payments)	26	24	26	29	105	25	43	33

Principal Performance Payments	(3)	(3)	(3)	(4)	(13)	(4)	(6)	(4)

Fund Management DE	$23	$21	$23	$25	$92	$21	$37	$29

Net Returns[9]
Drawbridge Special Opportunities Fund LP	4.2%	3.3%	5.1%	4.2%	17.9%	4.0%	5.2%	3.8%
Drawbridge Special Opportunities Fund Ltd	4.8%	3.0%	4.0%	3.9%	16.6%	3.4%	6.9%	2.4%

[7]	Combined AUM for Drawbridge Special Opportunities Fund LP, Drawbridge Special Opportunities Fund Ltd, Drawbridge Special Opportunities Fund managed accounts, Worden Fund LP and Worden Fund II LP.
[8]	Fortress will receive management fees from these funds equal to 1% of cash receipts and may receive limited incentive income if aggregate realizations exceed an agreed threshold. Prior to October 1, 2012, Fortress also earned 1% per annum of AUM of certain managed assets.
[9]	The performance data contained herein reflects returns for a “new issue eligible,” single investor class as of the close of business on the last day of the relevant period. Net returns reflect performance data after taking into account management fees borne by the Fund and incentive allocations. Specific performance may vary based on, among other things, whether fund investors are invested in one or more special investments. The returns for the Drawbridge Special Opportunities Funds reflect the performance of each fund excluding the performance of the redeeming capital accounts which relate to December 31, 2008, December 31, 2009, December 31, 2010, December 31, 2011 and December 31, 2012 redemptions.

Fortress Investment Group LLC

Exhibit 2-d

Assets Under Management and Fund Management DE

(dollars in millions)

	Three Months Ended					Three Months Ended
	March 31, 2012	June 30, 2012	September 30, 2012	December 31, 2012	Full Year 2012	March 31, 2013	June 30, 2013	September 30, 2013
Credit Private Equity Funds

Assets Under Management
Long Dated Value Funds[10]	$564	$555	$555	$483	$483	$459	$458	$421
Real Assets Funds	102	92	97	88	88	90	86	85
Fortress Credit Opportunities Funds[11]	4,610	4,246	4,611	5,033	5,033	4,479	4,287	4,554
Japan Opportunity Funds[12]	982	700	827	2,145	2,145	2,013	1,877	1,868

AUM - Ending Balance	$6,258	$5,593	$6,090	$7,749	$7,749	$7,041	$6,708	$6,928

Third-Party Capital Raised	$2,719	$606	$148	$831	$4,304	$—	$—	$—

Segment Revenues
Management fees	$22	$21	$21	$34	$98	$25	$22	$24
Incentive income	11	14	17	27	69	48	37	17

Total	33	35	38	61	167	73	59	41

Segment Expenses
Operating expenses	(22)	(23)	(24)	(26)	(95)	(27)	(23)	(25)
Profit sharing compensation expenses	(8)	(8)	(8)	(13)	(37)	(25)	(20)	(8)

Total	(30)	(31)	(32)	(39)	(132)	(52)	(43)	(33)

Fund Management DE (before Principal Performance Payments)	3	4	6	22	35	21	16	8

Principal Performance Payments	—	—	—	(1)	(1)	(1)	—	—

Fund Management DE	$3	$4	$6	$21	$34	$20	$16	$8

[10]	Combined AUM for Long Dated Value Fund I, Long Dated Value Fund II, Long Dated Value Fund III and LDVF Patent Fund.
[11]	Combined AUM for Credit Opportunities Fund, Credit Opportunities Fund II, Credit Opportunities Fund III, FCO Managed Accounts, Net Lease Fund I, Global Opportunities Fund, Life Settlements Fund, Life Settlements Fund MA, SIP managed account, Real Estate Opportunities Fund and Real Estate Opportunities REOC Fund.
[12]	Combined AUM for Japan Opportunity Fund, Japan Opportunity Fund II (Dollar) and Japan Opportunity Fund II (Yen).

Fortress Investment Group LLC

Exhibit 2-e

Assets Under Management and Fund Management DE

(dollars in millions)

	Three Months Ended					Three Months Ended
	March 31, 2012	June 30, 2012	September 30, 2012	December 31, 2012	Full Year 2012	March 31, 2013	June 30, 2013	September 30, 2013
Liquid Hedge Funds

Assets Under Management
Fortress Macro Funds[13]	$2,429	$2,417	$2,250	$2,746	$2,746	$3,055	$3,446	$3,528
Fortress Convex Asia Funds[14]	—	26	25	50	50	75	85	107
Drawbridge Global Macro Funds[15]	398	410	417	356	356	342	340	293
Fortress Commodities Funds [16]	473	—	—	—	—	—	—	—
Fortress Asia Macro Funds[17]	211	235	316	511	511	792	1,399	1,785
Fortress Partners Funds[18]	1,329	1,310	1,370	1,397	1,397	1,226	1,191	1,209

AUM - Ending Balance	$4,840	$4,398	$4,378	$5,060	$5,060	$5,490	$6,461	$6,922

Third-Party Capital Raised	$99	$181	$167	$546	$993	$667	$726	$857

Segment Revenues
Management fees	$20	$19	$19	$19	$77	$23	$26	$30
Incentive income	6	4	11	47	68	32	92	(26)

Total	26	23	30	66	145	55	118	4

Segment Expenses
Operating expenses	(17)	(17)	(17)	(23)	(74)	(18)	(18)	(19)
Profit sharing compensation expenses	(4)	(3)	(4)	(10)	(21)	(10)	(29)	3

Total	(21)	(20)	(21)	(33)	(95)	(28)	(47)	(16)

Fund Management DE (before Principal Performance Payments)	5	3	9	33	50	27	71	(12)

Principal Performance Payments	(1)	—	(1)	(3)	(5)	(2)	(7)	1

Fund Management DE	$4	$3	$8	$30	$45	$25	$64	$(11)

Net Returns[19]
Fortress Macro Fund Ltd	6.2%	1.7%	2.9%	6.0%	17.8%	3.8%	9.1%	-3.0%
Drawbridge Global Macro Fund Ltd	5.8%	1.4%	2.8%	5.9%	16.9%	3.6%	8.9%	-3.8%
Fortress Commodities Fund LP	-8.7%	-4.1%	N/A	N/A	-12.5%	N/A	N/A	N/A
Fortress Asia Macro Fund Ltd	5.8%	0.9%	3.6%	9.5%	21.2%	2.8%	9.8%	-1.1%
Fortress Convex Asia Fund Ltd[20]	N/A	-0.7%	-2.5%	-1.9%	-5.0%	-0.9%	1.6%	-2.1%
Fortress Partners Fund LP21	3.1%	-1.3%	5.1%	1.0%	8.0%	2.2%	-2.0%	4.0%
Fortress Partners Offshore Fund LP21	2.4%	-0.3%	5.7%	-0.2%	7.7%	3.1%	-0.9%	4.9%

[13]	Combined AUM for Fortress Macro Onshore Fund LP, Fortress Macro Fund Ltd, Fortress Macro MA1, Fortress Redwood Fund Ltd and Fortress Macro managed accounts.
[14]	Combined AUM for Fortress Convex Asia Fund LP and Fortress Convex Asia Fund Ltd.
[15]	Combined AUM for Drawbridge Global Macro Fund LP and Drawbridge Global Macro Intermediate Fund LP.
[16]	Combined AUM for Fortress Commodities Fund LP, Fortress Commodities Fund Ltd and Fortress Commodities MA1 LP. The Fortress Commodities Funds were closed in May 2012.
[17]	Combined AUM for Fortress Asia Macro Fund Ltd, Fortress Asia Macro Fund LP and Fortress Asia Macro managed accounts.
[18]	Combined AUM for Fortress Partners Fund LP and Fortress Partners Offshore Fund LP.
[19]	The performance data contained herein reflects returns for a “new issue eligible,” single investor class as of the close of business on the last day of the relevant period. Net returns reflect performance data after taking into account management fees borne by the Fund and incentive allocations.
[20]	The Fortress Convex Asia Funds were launched on May 1, 2012. Accordingly, the three months ended June 30, 2012 returns represent the two month period from May 1, 2012 to June 30, 2012 and the full year 2012 returns represent the eight month period from May 1, 2012 to December 31, 2012.
[21]	The returns for the Fortress Partners Funds include gains and losses from Special Investments. Investors’ specific performance may vary dependent upon their ownership in one or more Special Investments.

Fortress Investment Group LLC

Exhibit 2-f

Assets Under Management and Fund Management DE

(dollars in millions)

	Three Months Ended					Three Months Ended
Logan Circle	March 31, 2012	June 30, 2012	September 30, 2012	December 31, 2012	Full Year 2012	March 31, 2013	June 30, 2013	September 30, 2013
Assets Under Management
AUM - Ending Balance	$16,084	$18,112	$20,626	$20,685	$20,685	$21,937	$21,397	$23,581

Net Client Flows	$2,256	$1,699	$1,980	$(225)	$5,710	$1,153	$124	$1,938

Segment Revenues
Management fees	$6	$6	$7	$8	$27	$8	$9	$9
Incentive income	—	—	—	—	—	—	—	—

Total	6	6	7	8	27	8	9	9
Segment Expenses
Operating expenses	(9)	(8)	(9)	(11)	(37)	(9)	(12)	(12)
Profit sharing compensation expenses	—	—	—	—	—	—	—	—

Total	(9)	(8)	(9)	(11)	(37)	(9)	(12)	(12)

Fund Management DE	$(3)	$(2)	$(2)	$(3)	$(10)	$(1)	$(3)	$(3)

Fortress Investment Group LLC

Exhibit 3

Reconciliation of GAAP Net Income (Loss) to Pre-tax Distributable Earnings and Fund Management DE,

Reconciliation of GAAP Revenues to Segment Revenues and Reconciliation of GAAP Expenses to Segment Expenses

(dollars in millions)

	Three Months Ended					Three Months Ended
	March 31, 2012	June 30, 2012	September 30, 2012	December 31, 2012	Full Year 2012	March 31, 2013	June 30, 2013	September 30, 2013	Nine Months Ended September 30, 2013
GAAP Net Income (Loss)	$(24)	$14	$7	$222	$219	$67	$(2)	$101	$166

Principals’ and Others’ Interests in Income (Losses) of Consolidated Subsidiaries	(6)	(9)	(6)	(120)	(141)	(53)	—	(59)	(111)

GAAP Net Income (Loss) Attributable to Class A Shareholders	$(30)	$5	$1	$102	$78	$14	$(2)	$42	$55

Private Equity incentive income	3	(7)	14	(12)	(2)	22	34	2	58
Hedge Fund incentive income	36	26	46	(108)	—	59	133	(6)	186
Reserve for clawback	4	2	—	2	8	2	—	1	3
Distributions of earnings from equity method investees	2	—	2	2	6	4	5	3	12
Losses (earnings) from equity method investees	(31)	(21)	(48)	(42)	(142)	(35)	(24)	(57)	(117)
Losses (gains) on options	(4)	—	6	(8)	(6)	(29)	5	(3)	(27)
Losses (gains) on other Investments	(20)	(7)	(4)	(10)	(41)	(11)	(2)	4	(9)
Impairment of investments	—	—	(1)	—	(1)	—	(1)	—	(1)
Adjust income from the receipt of options	—	(13)	(9)	—	(22)	(26)	(10)	—	(36)
Amortization of intangible assets and impairment of goodwill	—	—	—	—	—	—	—	—	—
Employee, Principal and director compensation	58	55	49	57	219	15	13	6	34
Adjust non-controlling interests related to Fortress Operating Group units	4	7	4	118	133	51	(4)	58	105
Tax receivable agreement liability reduction	7	—	—	2	9	8	—	—	8
Taxes	28	3	4	4	39	26	1	15	42

Pre-tax Distributable Earnings	$57	$50	$64	$107	$278	$100	$148	$65	$313

Investment Loss (income)	(5)	(1)	(4)	(6)	(16)	(5)	(6)	(13)	(24)
Interest Expense	4	4	3	4	15	2	2	1	5

Fund Management DE	$56	$53	$63	$105	$277	$97	$144	$53	$294

GAAP Revenues	$172	$199	$181	$418	$970	$244	$223	$232	$699

Adjust management fees	—	—	—	—	—	—	—	—	—
Adjust incentive income	43	21	60	(119)	5	83	167	(3)	247
Adjust income from the receipt of options	—	(13)	(9)	—	(22)	(26)	(10)	—	(36)
Other revenues	(45)	(46)	(51)	(54)	(196)	(53)	(53)	(51)	(156)

Segment Revenues	$170	$161	$181	$245	$757	$248	$327	$178	$754

GAAP Expenses	$221	$212	$221	$254	$908	$221	$249	$184	$655

Adjust interest expense	(4)	(4)	(3)	(5)	(16)	(2)	(2)	(1)	(5)
Adjust employee, Principal and director compensation	(58)	(55)	(49)	(57)	(219)	(15)	(6)	(3)	(24)
Adjust amortization of intangible assets and impairment of goodwill	—	—	—	—	—	—	—	—	—
Adjust expense reimbursements from affiliates and non-affiliates	(44)	(45)	(49)	(50)	(188)	(51)	(52)	(51)	(154)
Adjust Principal Performance Payments	(4)	(3)	(5)	(14)	(26)	(10)	(17)	(7)	(34)
Other	(1)	—	(2)	4	1	—	(1)	(1)	(2)

Segment Expenses	$110	$105	$113	$132	$460	$143	$171	$121	$436

“Distributable earnings” is Fortress’s supplemental measure of operating performance used by management in analyzing segment and overall results. It reflects the value created which management considers available for distribution during any period. As compared to generally accepted accounting principles (“GAAP”) net income, distributable earnings excludes the effects of unrealized gains (or losses) on illiquid investments, reflects contingent revenue which has been received as income to the extent it is not expected to be reversed, and disregards expenses which do not require an outlay of assets, whether currently or on an accrued basis. Distributable earnings is reflected on an unconsolidated and pre-tax basis, and, therefore, the interests in consolidated subsidiaries related to Fortress Operating Group units (held by the principals) and income tax expense are added back in its calculation. Distributable earnings is not a measure of cash generated by operations which is available for distribution nor should it be considered in isolation or as an alternative to cash flow or net income in accordance with GAAP and it is not necessarily indicative of liquidity or cash available to fund the Company’s operations. For a complete discussion of distributable earnings and its reconciliation to GAAP, as well as an explanation of the calculation of distributable earnings impairment, see note 10 to the financial statements included in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2013.

Fortress’s management uses distributable earnings:

•	in its determination of periodic distributions to equity holders;

•	in making operating decisions and assessing the performance of each of the Company’s core businesses;

•	for planning purposes, including the preparation of annual operating budgets; and

•	as a valuation measure in strategic analyses in connection with the performance of its funds and the performance of its employees.

Growing distributable earnings is a key component to the Company’s business strategy and distributable earnings is the supplemental measure used by management to evaluate the economic profitability of each of the Company’s businesses and total operations. Therefore, Fortress believes that it provides useful information to investors in evaluating its operating performance. Fortress’s definition of distributable earnings is not based on any definition contained in its amended and restated operating agreement.

“Fund management DE” is equal to pre-tax distributable earnings excluding our direct investment-related results. It is comprised of “Segment Revenues” net of “Segment Expenses” and “Principal Performance Payments.” Fund management DE and its components are used by management to analyze and measure the performance of our investment management business on a stand-alone basis. Fortress defines segment operating margin to be equal to fund management DE divided by segment revenues. The Company believes that it is useful to provide investors with the opportunity to review our investment management business using the same metrics. Fund management DE and its components are subject to the same limitations as pre-tax distributable earnings, as described above.

Fortress Investment Group LLC

Exhibit 4

Reconciliation of Weighted Average Class A Shares Outstanding (Used for Basic EPS) to Weighted Average Dividend Paying Shares and Units Outstanding (Used for DEPS)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Weighted Average Class A Shares Outstanding (Used for Basic EPS)	239,404,587	220,641,776	234,750,585	212,297,285

Weighted average fully vested restricted Class A share units with dividend equivalent rights	(982,225)	(2,519,869)	(2,821,011)	(4,068,945)
Weighted average fully vested restricted Class A shares	(952,016)	(828,211)	(909,641)	(706,787)

Weighted Average Class A Shares Outstanding	237,470,346	217,293,696	231,019,933	207,521,553

Weighted average restricted Class A shares[22]	952,016	828,211	909,641	722,413
Weighted average fully vested restricted Class A share units which are entitled to dividend equivalent payments	982,225	2,519,869	2,821,011	4,068,945
Weighted average nonvested restricted Class A share units which are entitled to dividend equivalent payments	5,744,629	6,434,147	4,759,829	6,667,917
Weighted average Fortress Operating Group units	249,534,372	299,397,765	249,534,372	301,815,314
Weighted average Fortress Operating Group RPUs[23]	—	10,333,334	3,255,189	13,652,069

Weighted Average Class A Shares Outstanding (Used for DEPS)	494,683,588	536,807,022	492,299,975	534,448,211

Weighted average vested and nonvested restricted Class A share units which are not entitled to dividend equivalent payments	14,766,136	16,426,317	15,761,068	19,212,189

Weighted Average Fully Diluted Shares and Units Outstanding (Used for Diluted DEPS)	509,449,724	553,233,339	508,061,043	553,660,400

“Dividend paying shares and units” represents the number of shares and units outstanding at the end of the period which were entitled to receive dividends or related distributions. The Company believes it is useful for investors in computing the aggregate amount of cash required to make a current per share distribution of a given amount per share. It excludes certain potentially dilutive equity instruments, primarily non-dividend paying restricted Class A share units, and, therefore, is limited in its usefulness in computing per share amounts. Accordingly, dividend paying shares and units should be considered only as a supplement and not an alternative to GAAP basic and diluted shares outstanding. The Company’s calculation of dividend paying shares and units may be different from the calculation used by other companies and, therefore, comparability may be limited.

[22]	Includes both fully vested and nonvested restricted Class A shares.
[23]	Includes both fully vested and nonvested Fortress Operating Group RPUs.

Fortress Investment Group LLC

Exhibit 5

Reconciliation of GAAP Book Value Per Share to Net Cash and Investments Per Share

(dollars and shares in thousands)

	As of September 30, 2013		As of December 31, 2012
	GAAP Book Value	Net Cash and Investments	GAAP Book Value	Net Cash and Investments
Cash and Cash equivalents	$311,114	$311,114	$104,242	$104,242
Investments	1,263,392	1,263,392	1,211,684	1,211,684
Investments in options[24]	100,123	—	38,077	—
Due from Affiliates	165,801	—	280,557	—
Deferred Tax Asset	370,944	—	402,135	—
Other Assets	146,259	—	124,798	—

Assets	2,357,633	1,574,506	2,161,493	1,315,926

Debt Obligations Payable	$—	$—	$149,453	$149,453
Accrued Compensation and Benefits	305,361	—	146,911	—
Due to Affiliates	343,495	—	357,407	—
Deferred Incentive Income	287,182	—	231,846	—
Other Liabilities	99,850	—	59,226	—

Liabilities	1,035,888	—	944,843	149,453

Net	$1,321,745	$1,574,506	$1,216,650	$1,166,473

	GAAP Basic Shares	Dividend Paying Shares and Units	GAAP Basic Shares	Dividend Paying Shares and Units
Class A Shares	238,613	238,613	217,458	217,458
Restricted Class A Shares	956	956	828	828
Fortress Operating Group Units	249,535	249,535	249,535	249,535
Fully Vested Class A Shares—Dividend Paying	—	21	—	556
Nonvested Class A Shares—Dividend Paying	—	5,745	—	6,434
Fortress Operating Group RPUs	—	—	—	10,333

Shares Outstanding	489,104	494,870	467,821	485,144

Per Share	$2.70	$3.18	$2.60	$2.40

Net cash and investments represents cash and cash equivalents plus investments less debt outstanding. The Company believes that net cash and investments is a useful supplemental measure because it provides investors with information regarding the Company’s net investment assets. Net cash and investments excludes certain assets (investments in options, due from affiliates, deferred tax asset, other assets) and liabilities (due to affiliates, accrued compensation and benefits, deferred incentive income and other liabilities), its utility as a measure of financial position is limited. Accordingly, net cash and investments should be considered only as a supplement and not an alternative to GAAP book value as a measure of the Company’s financial position. The Company’s calculation of net cash and investments may be different from the calculation used by other companies and, therefore, comparability may be limited.

[24]	The definition of net cash and investments has been modified to exclude investments in options. The intrinsic value of options in equity method investees totaled $90 million at quarter end and is included in our undistributed, unrecognized incentive income. This value represents incentive income that would have been recorded in Distributable Earnings if Fortress had exercised all of its in-the-money Newcastle, New Residential and Eurocastle options and sold all of the resulting shares at their September 30, 2013 closing price and differs from the fair value derived from option pricing models included in the table above. All prior periods have been recast to reflect this change.